EXHIBIT 23.1


                 ARTHUR ANDERSEN LLP

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File No. 33-88828) and on Form S-8 (File No. 333-16291 and File No. 333-37329).



                            /s/Arthur Andersen LLP

Atlanta, Georgia
March 26, 1998